UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule14a-12

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

[NEW HAMPSHIRE THRIFT BANCSHARES, INC. LOGO]

April 25, 2005

Dear Shareholder:

You should have received a proxy statement for the Annual Meeting of Shareholders of New Hampshire Thrift Bancshares, Inc. (the “Company”) to be held on May 12, 2005 (the “Proxy Statement”) accompanied by the 2004 Annual Report of the Company. Since mailing the Proxy Statement on April 8, 2005, we have recognized an error in the information in the Proxy Statement. A corrected page is attached.

If you have any questions about the Proxy Statement or the 2004 Annual Report, please let us hear from you.

Sincerely,

/s/ Stephen W. Ensign
STEPHEN W. ENSIGN Chairman, President and Chief Executive Officer

The following table provides information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year, as adjusted for the two-for-one stock split distributed on February 28, 2005.

Aggregate Option Exercises in Last Fiscal Year, and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)		Number of Unexercised Options at FY-End (#) Exercisable/ Unexercisable		Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/ Unexercisable
Stephen W. Ensign	13,000	$161,558	(1)	58,000	(2)	324,400	(3)
Stephen R. Theroux	—	—		42,000	(2)	221,625	(3)

(1)	Represents the difference between the fair market value of the securities underlying the options, which is the as adjusted market price of $17.49 on January 20, 2004, and the $5.0625 exercise price, as adjusted.

(2)	All unexercised options are exercisable, as adjusted.

(3)	Based upon a market price of $16.50 per share at December 31, 2004, minus the exercise price.

Retirement Plan

The Bank provides eligible employees with a qualified defined benefit plan (the “Retirement Plan”) designed to meet the requirements of Section 401(a) of the Internal Revenue Code and the Employee Retirement Income Security Act (“ERISA”). Eligible employees must be at least 21 years of age and must have been employed by the Bank for at least one year. Eligible employees are 100% vested after six years participation. Directors of the Bank are not eligible to participate in the Retirement Plan. During 2004, all eligible employees of the Bank and its subsidiaries participated in the Retirement Plan. After attainment of normal retirement age (i.e., age 65), a vested participant is entitled to receive normal retirement benefits based upon years of service and level of compensation. At December 31, 2004, Mr. Ensign had 33 years of service and Mr. Theroux had 17 years of service under the Retirement Plan. The Retirement Plan is funded entirely by contributions from the Bank. The amounts of annual contributions are determined based on an actuarial analysis of an annual census of the Bank’s eligible employees and their salaries at December 31 of each year.